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Exhibit 3.2(e)

BY-LAWS

OF

PHIL CORPORATION

OFFICES

        1.     The principal office of the Corporation shall be in Nashville, Tennessee, and the Corporation shall have such other offices at such other places as the Board of Directors may from time to time open, or the business of the Corporation may require.

SEAL

        2.     The Corporation shall not have a corporate seal.

STOCKHOLDERS' MEETING

        3.     All meetings of the stockholders shall be held at the offices of the Corporation in Nashville, Tennessee, or at such other place or places within or without the State of Tennessee as the Board of Directors may from time to time determine, or that may be consented to by the holders of all outstanding stock.

        4.     Commencing with the calendar year 1973, the annual meeting of stockholders shall be held on the first Tuesday in April of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 o'clock in the forenoon, at which meeting the stockholders shall elect a Board of Directors and transact such other business as may be brought before the meeting.

        5.     The holders of a majority of the stock issued and outstanding and entitled to vote thereon, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders present in person or by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time, and to any other place, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

        6.     At such meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock registered in his name on the books of the Corporation, except that no stock shall be voted on at any election of directors which has been transferred on the books of the Corporation within ten (10) days next preceding such election. No votes shall be by ballot, except upon the request of any stockholder the vote upon any question before the meeting shall be by secret ballot. All elections shall be had and all questions decided by a plurality vote of the number of shares represented in person or by proxy. At any meeting of the stockholders, either regular or special, the stockholders by majority vote may remove the entire Board of Directors or any number of the directors, with or without cause, and where such removal shall have been made, successor directors shall be at once elected to serve the unexpired terms of the directors so removed.

        7.     Written notice of the annual meeting shall be mailed or delivered personally to each stockholder entitled to vote thereat, at such address as appears on the stock books of the Corporation, not less than ten (10) days nor more than sixty (60) days prior to the meeting, which notice shall state the place, day and hour of the meeting. If delivered personally, such notice shall be delivered not less than five (5) nor more than sixty (60) days before the date of the meeting.

        8.     Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, shall be called by the President or Secretary, at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire captial stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

        9.     Notice of special meetings of stockholders, stating the time, place and purpose or purposes thereof and the person or persons calling the meeting shall be given in the same manner as notices of the annual meeting, which notice shall be given to each stockholder entitled to vote thereat at such address as appears on the stock books of the Corporation.

DIRECTORS

        10.   The property and business of this Corporation shall be managed by its Board of Directors, who shall not be less than three nor more than five in number. Directors need not be stockholders. They shall be elected at the annual meeting of the stockholders, and each Director shall be elected to serve for the ensuing year and until his successor shall be elected and shall qualify.

        11.   The Directors shall hold their meetings at the office of the Company in Nashville, Tennessee, or at such other place or places within or without the State of Tennessee as they may from time to time determine. The principal books of the Corporation shall be kept at the offices of the Corporation in Nashville, Tennessee, with necessary books and records being kept at such other place or places as the Board of Directors may from time to time determine.

        12.   In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts as are not by statute or by the Charter or by these By-Laws directed or required to be exercised or done by the stockholders. The number of the Board of Directors may be increased from time to time by either the stockholders or Directors; if the number of Directors be increased by action of the stockholders, a vacancy or vacancies caused by such increase shall be filled by the stockholders in the same manner as at an annual election, and if the number of Directors be increased by action of the Directors, then a vacancy or vacancies caused by such increase in number shall be filled by the Directors. Directors elected to fill vacancies caused by increase in number of the Board shall hold office until the annual meeting of stockholders and until their successors are chosen and qualified.

MEETINGS OF THE BOARD

        13.   The newly elected Board may meet at such place and time as may be fixed by the vote of the stockholders at the annual meeting for the purpose of organization or otherwise, and notice of such meeting to the newly elected Directors shall not be necessary in order legally to Constitute the meeting, provided a majority of the whole Board shall be present; or they may meet at such place and time as shall be fixed by the consent of the Directors in writing.

        14.   Special meetings of the Board may be called by either the President or any Vice President on one day's notice to each Director; either personal or by mail, or by telegram; special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of two Directors.

        15.   Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

        16.   At all meetings of the Board a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Charter, or by these By-Laws.

OFFICERS

        17.   The officers of the Corporation shall be chosen by the Directors and shall be a President, Secretary and Treasurer. The Board of Directors may also elect one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers. One person may hold any two or such offices except the President may not hold the office of Vice President, Secretary or Assistant Secretary, and the Secretary and Treasurer shall not hold the office of Assistant Secretary and Assistant Treasurer, respectively.

        18.   The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a President, a Secretary and a Treasurer. Officers need not be stockholders nor members of the Board of Directors.

        19.   The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

        20.   The officers of the Corporation shall hold office until their successors are elected and qualified, but any officer elected or appointed by the Board of Directors or by the stockholders may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, or by a majority of the number of shares of voting stock of the Corporation outstanding at the time.

THE PRESIDENT

        21.a. The President shall preside at all meetings of the stockholders and Directors; he shall have the general supervision over the active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

        21.b. He shall execute bonds, mortgages and other contracts and shall be ex-officio, a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

VICE PRESIDENT

        22.   The Vice President or Vice Presidents (if there be one or more) shall be active executive officers of this Corporation and shall assist the President in the active management of the business. The Vice President shall perform such other duties as the Board of Directors may from time to time prescribe.

SECRETARY

        23.   The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors.

TREASURER

        24.a. The Treasurer shall have the custody of the Corporation funds and securities, and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories~ as may be designated by the Board of Directors.

        24.b. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the President and Directors at the regular meetings of the Board, or whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

        24.c. He shall give the Corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

VACANCIES

        25.   If the office of any Director, or of any officer or agent, one or more, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining Directors by a majority vote may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred and until another successor is chosen and qualified.

        26.   In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers or duties, or any of them, of such officer to any other officer, or to any Director, provided a majority of the entire Board concur therein.

CERTIFICATE OF STOCK

        27.   The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holders's name and number of shares, and shall be signed by the President or Vice President and the Secretary or Treasurer.

TRANSFER OF STOCK

        28.   Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by an attorney, lawfully constituted in writing, and upon the surrender of the certificate therefor.

LOST CERTIFICATE

        29.   Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affidavits of the fact and advertise the same in such a manner as the Board of Directors may require, and shall, if the Directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

INSPECTION OF BOOKS

        30.   The Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

CHECKS

        31.   All checks or demands for money and notes of the Corporation shall be signed by such officers or officer as the Board of Directors may from time to time designate.

FISCAL YEAR

        32.   The fiscal year of the Corporation shall be the calendar year unless it shall be determined otherwise by the Board of Directors.

DIVIDENDS

        33.   The dividends upon the capital stock of the Corporation when earned may be declared by the Board of Directors at any regular or special meeting. Before the payment of any dividend, or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sums or sum as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation.

DIRECTORS' ANNUAL STATEMENT

        34.   The Board of Directors shall present at such annual meeting and when called for by a vote of stockholders at any special meeting of the stockholders a full and clear statement of the business and condition of the Corporation.

NOTICES

        35.   Whenever under the provisions of these By-Laws notice is required to be given to any Director, officer or stockholder, it shall not be construed to mean personal notice but such notice may be given in writing by mail, depositing same in the post office or letter box in a postpaid, sealed wrapper, addressed to such stockholder, officer or director, at such address as appears on the books of the Corporation, or in default of other address, to such director, officer or stockholder at the general post office in Nashville, Tennessee (unless otherwise specified in by these By-Laws) and shall be deemed to be given at the time when the same shall be received, and shall be deemed sufficient notice under these By-Laws, if otherwise in accordance with the By-Laws.

        Any stockholder, director or officer may waive any notice required to be given by these By-Laws prior to, or at the time of, or after any meeting or the happening of any other event for which notice is required.

AMENDMENTS

        36.   These By-Laws may be altered or amended by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment be contained in the notice of the meeting, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting if notice of the proposed alteration or amendment be contained in the notice of the meeting.

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  Exhibit 3.2(e)
BY-LAWS OF PHIL CORPORATION OFFICES